                                                                    Exhibit 12.3


                Computation of Ratio of Earnings to Fixed Charges
                   for Hanover Compression Limited Partnership
                  (Amounts in thousands of dollars) (unaudited)

                                                                 Nine Months Ended September 30,
                                                           --------------------------------------------
                                                              Pro forma
                                                                 2001          2001           2000
                                                                 ----          ----           ----
Earnings:
Income before taxes                                            $115,878      $114,346        $67,429

Add:
Interest on indebtedness and amortization of debt
expense and discount                                             14,005         5,505          5,560
Leasing expense and the estimated interest factor
attributable to rents                                            71,709        48,291         30,032
                                                                -------       -------        -------

   Earnings                                                     201,592       168,142        103,021
                                                                -------       -------        -------
Fixed charges:
Interest on indebtedness and amortization of
   debt expense and discount                                     15,025         6,525          6,830
Leasing expense and the estimated interest factor
attributable to rents                                            71,709        48,291         30,032
                                                                -------       -------        -------

   Fixed charges                                                 86,734        54,816         36,862
                                                                -------       -------        -------


Ratio of earnings to fixed charges                                 2.32          3.07           2.79
                                                                =======       =======        =======

                                                                                  Year Ended December 31,
                                                            ---------------------------------------------------------------------
                                                              Pro forma
                                                                2000        2000       1999       1998        1997       1996
                                                                ----        ----       ----       ----        ----       ----
Earnings:
Income before taxes                                              $94,823    $99,839    $63,864     $49,636    $28,685    $16,953

Add:
Interest on indebtedness and amortization of debt
expense and discount                                              26,953      8,473      8,786      11,716     10,728      6,594
Leasing expense and the estimated interest factor
attributable to rents                                             82,007     46,132     22,486       6,310        113        132
Equity in losses of joint ventures                                                                     137        342
                                                                 -------    -------     ------      ------     ------     ------

   Earnings                                                      203,783    154,444     95,136      67,799     39,868     23,679
                                                                 -------    -------     ------      ------     ------     ------
Fixed charges:
Interest on indebtedness and amortization of
   debt expense and discount                                      28,488     10,008     10,319      11,716     10,728      6,594
Leasing expense and the estimated interest factor
attributable to rents                                             82,007     46,132     22,486       6,310        113        132
                                                                 -------    -------     ------      ------     ------     ------

   Fixed charges                                                 110,495     56,140     32,805      18,026     10,841      6,726
                                                                 -------    -------     ------      ------     ------     ------


Ratio of earnings to fixed charges                                  1.84       2.75       2.90        3.76       3.68       3.52
                                                                 =======    =======    =======      ======     ======     ======